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Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 333-58252) and related Prospectus of Target Corporation and to the incorporation by reference therein of our report dated March 5, 2001, with respect to the consolidated financial statements of Target Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota	/s/ ERNST & YOUNG, LLP
April 27, 2001

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Exhibit 23(b)
CONSENT OF INDEPENDENT AUDITORS